Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Trevor Burns	Kate Walker
Investor Relations	Media Relations
trevor.burns@equifax.com	mediainquiries@equifax.com

Equifax Delivers Fourth Quarter 2025 Revenue Growth of 9% Despite Weaker U.S. Hiring and Mortgage Markets

ATLANTA, FEBRUARY 4, 2026 -- Equifax® (NYSE: EFX) today announced financial results for the quarter and full year ended December 31, 2025.

•Fourth quarter 2025 revenue of $1.551 billion up 9% and $30 million above the midpoint of guidance, despite headwinds from U.S. Hiring and Mortgage markets.
•Fourth quarter U.S. Mortgage revenue up a very strong 20% despite decline in underlying Mortgage market.
•Workforce Solutions fourth quarter revenue up 9%. Verification Services revenue up 10% led by strong low double digit Government growth, with Diversified Markets (previously referred to as non-mortgage) growth of 11% and Mortgage growth of 10%.
•USIS fourth quarter revenue up 12% with strong Mortgage revenue growth of 33% and Diversified Markets revenue growth of 5%.
•International fourth quarter revenue up 7% on a reported basis with 5% growth on a local currency basis led by Latin America.
•Record fourth quarter Vitality Index of 17%, above our 10% long-term goal, leveraging new EFX Cloud and EFX.AI with double digit Vitality Index across all business units.
•Returned $561 million of cash to shareholders in the fourth quarter, including repurchasing 2.3 million shares for $500 million.
•2025 free cash flow of $1.13 billion, up almost 40%, from strong operating performance and cash conversion.
•Issuing full-year 2026 guidance midpoint expectation for revenue of $6.72 billion, up about 10.5%, with constant currency organic revenue growth of about 10% and Adjusted EPS of $8.50 per share. This reflects an assumption that the U.S. mortgage market is down low single digits in 2026 as well as an assumption that 100% of mortgage credit scores will be FICO Scores.

“Equifax delivered strong fourth quarter revenue of $1.551 billion, up 9% on both a reported and local currency basis, that was $30 million above the midpoint of our October guidance. This was led by strong 20% U.S. Mortgage revenue growth, strong Workforce Solutions Government revenue growth, and continued momentum in New Product Innovation with a Vitality Index of 17% despite headwinds from the U.S. Mortgage and Hiring markets. Workforce Solutions delivered 9% revenue growth, driven by Verification Services revenue growth of 10% led by Diversified Markets revenue growth of 11% from strong low double digit growth in Government and mid double digit growth in Consumer Lending businesses. USIS delivered strong revenue growth of 12%, well above their 6 to 8% Long Term Financial Framework. USIS revenue growth was led by very strong 33% Mortgage revenue growth and Diversified Markets revenue growth of 5%. International delivered 5% local currency revenue growth led by Latin America. We were pleased with the strong Equifax results in a challenging market environment and momentum into 2026 from our fourth quarter results,” said Mark W. Begor, Equifax Chief Executive Officer.

“Given our strong free cash flow and balance sheet, we returned $561 million of cash to shareholders in the Fourth quarter, including repurchasing 2.3 million Equifax shares for $500 million under our $3 billion share repurchase program. Our ability to deliver significant excess free cash flow to shareholders is a big milestone for Equifax as we move post-Cloud to fully focus on growth, innovation, new products, and free cash generation to continue investing in EFX for growth and return cash to shareholders.

We are issuing our full-year 2026 guidance midpoint expectation for revenue of $6.72 billion, up about 10.5% on a reported basis and about 10% on an organic constant currency basis. Our full year 2026 guidance midpoint expectation for Adjusted EBITDA is $2.12 billion, up about 10%, and for Adjusted EPS is $8.50 per share, up 11%, versus 2025. Our 2026 guidance reflects an assumption that the U.S. Mortgage market will be down low single digits in 2026 compared to 2025 as well as an assumption that 100% of mortgage credit scores will be FICO scores. As U.S. mortgage customers convert to the lower-priced and higher-performing Vantage scores, we expect significant margin expansion.

We continued to execute very well against our EFX2028 Strategic Priorities, despite market headwinds. We have pivoted to leveraging our new Cloud capabilities to accelerate New Product Innovation by leveraging our differentiated data assets, and investing in new products, data, analytics, and EFX.AI capabilities that are expected to drive growth in 2026 and beyond. We are energized about our momentum of the New Equifax but even more energized about our ability to deliver higher growth, margins, and accelerating free cash flow, and returning cash to shareholders in the future."

Financial Results Summary

The Company reported revenue of $1,550.6 million in the fourth quarter of 2025, a 9 percent increase on both a reported and local currency basis compared to the fourth quarter of 2024.

Fourth quarter 2025 diluted EPS attributable to Equifax was $1.44 per share, up from $1.39 per share in the fourth quarter of 2024.

Net income attributable to Equifax of $175.8 million in the fourth quarter of 2025 was up 1 percent compared to $174.0 million in the fourth quarter of 2024.

For the full year 2025, revenue was $6,074.5 million, a 7 percent increase compared to 2024 on both a reported and local currency basis. Diluted EPS attributable to Equifax was $5.32 per share, up compared to $4.84 per share for the full year 2024. Net income attributable to Equifax was $660.3 million, up 9 percent compared to net income of $604.1 million for the full year 2024.

Workforce Solutions Fourth Quarter Results

•Total revenue was $652.2 million in the fourth quarter of 2025, up 9 percent compared to the fourth quarter of 2024. Operating margin for Workforce Solutions was 43.8 percent in the fourth quarter of 2025 compared to 43.1 percent in the fourth quarter of 2024. Adjusted EBITDA margin for Workforce Solutions was 51.3 percent in the fourth quarter of 2025 compared to 51.9 percent in the fourth quarter of 2024.
•Verification Services revenue was $557.0 million, up 10 percent compared to the fourth quarter of 2024.
•Employer Services revenue was $95.2 million, up 2 percent compared to the fourth quarter of 2024.

USIS Fourth Quarter Results

•Total revenue was $526.9 million in the fourth quarter of 2025, up 12 percent compared to the fourth quarter of 2024. Operating margin for USIS was 24.4 percent in the fourth quarter of 2025, flat compared to the fourth quarter of 2024. Adjusted EBITDA margin for USIS was 36.3 percent in the fourth quarter of 2025 compared to 38.3 percent in the fourth quarter of 2024.
•Online Information Solutions revenue was $447.9 million, up 13 percent compared to the fourth quarter of 2024.
•Financial Marketing Services revenue was $79.0 million, up 2 percent compared to the fourth quarter of 2024.

International Fourth Quarter Results

•Total revenue was $371.5 million in the fourth quarter of 2025, up 7 percent and up 5 percent compared to the fourth quarter of 2024 on a reported and local currency basis, respectively. Operating margin for International was 16.4 percent in the fourth quarter of 2025 compared to 17.4 percent in the fourth quarter of 2024. Adjusted EBITDA margin for International was 31.6 percent in the fourth quarter of 2025 compared to 32.5 percent in the fourth quarter of 2024.
•Latin America revenue was $107.5 million, up 8 percent compared to the fourth quarter of 2024 on a reported basis and up 6 percent on a local currency basis.
•Europe revenue was $108.7 million, up 9 percent compared to the fourth quarter of 2024 on a reported basis and up 4 percent on a local currency basis.

•Asia Pacific revenue was $87.2 million, up 4 percent compared to the fourth quarter of 2024 on both a reported and local currency basis.
•Canada revenue was $68.1 million, up 5 percent compared to the fourth quarter of 2024 on a reported basis and up 4 percent on a local currency basis.

Adjusted EPS and Adjusted EBITDA Margin

•Adjusted EPS attributable to Equifax was $2.09 in the fourth quarter of 2025, down 1 percent compared to the fourth quarter of 2024. Adjusted EBITDA margin was 32.8 percent in the fourth quarter of 2025 compared to 35.4 percent in the fourth quarter of 2024.
•Full year adjusted EPS attributable to Equifax was $7.65, up 5 percent compared to the prior year period. Full year adjusted EBITDA margin was 31.9 percent compared to 32.3 percent in 2024.
•These financial measures exclude certain items as described further in the Non-GAAP Financial Measures section below.

2026 First Quarter and Full Year Guidance
	Q1 2026		FY 2026
	Low-End	High-End	Low-End	High-End
Reported Revenue	$1.597 billion	$1.627 billion	$6.660 billion	$6.780 billion
Reported Revenue Growth	10.7%	12.8%	9.6%	11.6%
Local Currency Growth (1)	9.5%	11.6%	9.1%	11.1%
Organic Local Currency Growth (1)	9.4%	11.5%	9.0%	11.0%
Adjusted Earnings Per Share	$1.63 per share	$1.73 per share	$8.30 per share	$8.70 per share

(1)Refer to page 10 for definitions. Additionally, the definitions can be found in the Non-GAAP Financial Measures below.

About Equifax
At Equifax (NYSE: EFX), we believe knowledge drives progress. As a global data, analytics, and technology company, we play an essential role in the global economy by helping financial institutions, companies, employers, and government agencies make critical decisions with greater confidence. Our unique blend of differentiated data, analytics, and cloud technology drives insights to power decisions to move people forward. Headquartered in Atlanta and supported by approximately 15,000 employees worldwide, Equifax operates or has investments in 24 countries in North America, Central and South America, Europe, and the Asia Pacific region. For more information, visit www.equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call on February 4, 2026 at 8:30 a.m. (ET) via a live audio webcast. To access the webcast and related presentation materials, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents adjusted EPS attributable to Equifax which is diluted EPS attributable to Equifax adjusted (to the extent noted above for different periods) for acquisition-related amortization expense of certain acquired intangibles, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, gain on sale of equity investment, pension mark-to-market fair value adjustment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, realignment of resources and other costs, income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment, reversal of a valuation allowance for certain deferred tax assets, legal settlement and antitrust litigation costs. All adjustments are net of tax, with a reconciling item with the aggregated tax impact of the adjustments. This earnings release also presents (i) adjusted EBITDA and adjusted EBITDA margin which is defined as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items, (ii) local currency revenue change, which is calculated by conforming 2025 results using 2024 exchange rates, (iii) organic local currency revenue growth, which is defined as local currency revenue growth, adjusted to reflect an increase in prior year Equifax revenue from the revenue of acquired companies in the prior year period, (iv) free cash flow, which is defined as cash provided by operating activities less capital expenditures, and (v) cash conversion, which is defined as the ratio of free cash flow to adjusted net income. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/Financial Information/Non-GAAP Financial Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements and forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, revenue growth, results of operations and financial performance, strategic initiatives, business plans, prospects and opportunities, the U.S. mortgage market, economic conditions and effective tax rates.

While Equifax believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect. Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors relate to (i) actions taken by us, including, but not limited to, restructuring actions, strategic initiatives (such as our cloud technology transformation), capital investments and asset acquisitions or dispositions, as well as (ii) developments beyond our control, including, but not limited to, changes in the U.S. mortgage market environment and changes more generally in U.S. and worldwide economic conditions (such as changes in interest rates and inflation levels and the evolving impact of tariffs) that materially impact consumer spending, home prices, investment values, consumer debt, unemployment rates and the demand for Equifax’s products and services. Deteriorations in economic conditions or increases in interest rates could lead to a decline in demand for our products and services and negatively impact our business. It may also impact financial markets and corporate credit markets, which could adversely impact our access to financing or the terms of any financing.

Other risk factors relevant to our business include: (i) any compromise of Equifax, customer or consumer information due to security breaches and other disruptions to our information technology infrastructure; (ii) the failure to achieve and maintain key industry or technical certifications; (iii) the failure to realize the anticipated benefits of our cloud technology transformation strategy; (iv) operational disruptions and strain on our resources caused by our transition to cloud-based technologies; (v) our ability to meet customer requirements for high system availability and response time performance; (vi) effects on our business if we provide inaccurate or unreliable data to customers; (vii) our ability to maintain access to credit, employment, financial and other data from external sources; (viii) the impact of competition; (ix) our ability to maintain relationships with key customers and business partners; (x) our ability to successfully introduce new products, services and analytical capabilities; (xi) the impact on the demand for some of our products and services due to the availability of free or less expensive consumer information; (xii) our ability to comply with our obligations under settlement agreements arising out of a material cybersecurity incident in 2017; (xiii) potential adverse developments in new and pending legal proceedings, government investigations and regulatory enforcement actions; (xiv) changes in, and the effects of, laws, regulations and government policies governing our business, including oversight by the Consumer Financial Protection Bureau in the U.S., the U.K. Financial Conduct Authority and Information Commissioner’s Office in the U.K., and the Office of Australian Information Commission and the Australian Competition and Consumer Commission in Australia; (xv) the impact of privacy, cybersecurity, artificial intelligence or other data-related laws and regulations; (xvi) the economic, political and other risks associated with international sales and operations; (xvii) the impact on our reputation and business from our responsible business commitments and disclosures; (xviii) our ability to realize the anticipated strategic and financial benefits from our acquisitions, joint ventures and other alliances; (xix) any damage to our reputation due to our dependence on outsourcing certain portions of our operations; (xx) the termination or suspension of our government contracts; (xxi) the impact of infringement or misappropriation of intellectual property by us against third parties or by third parties against us; (xxii) an increase in our cost of borrowing and our ability to access the capital markets due to a credit rating downgrade; (xxiii) our ability to hire and retain key personnel; (xxiv) the impact of adverse changes in the financial markets and corresponding effects on our retirement and post-retirement pension plans; (xxv) the impact of health epidemics, pandemics and similar outbreaks on our business; and (xxvi) risks associated with our use of certain artificial intelligence and machine learning models and systems.

A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2024 including without limitation under the captions “Item 1. Business -- Governmental Regulation,” “--

Forward-Looking Statements” and “Item 1A. Risk Factors” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and Equifax disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
	2025	2024
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$1,550.6	$1,419.4
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	661.2	615.0
Selling, general and administrative expenses	420.9	344.7
Depreciation and amortization	184.3	171.6
Total operating expenses	1,266.4	1,131.3
Operating income	284.2	288.1
Interest expense	(54.1)	(55.8)
Other income (expense), net	2.8	(6.7)
Consolidated income before income taxes	232.9	225.6
Provision for income taxes	(56.5)	(52.2)
Consolidated net income	176.4	173.4
Less: Net (income) loss attributable to noncontrolling interests including redeemable noncontrolling interests	(0.6)	0.6
Net income attributable to Equifax	$175.8	$174.0
Basic earnings per common share:
Net income attributable to Equifax	$1.45	$1.40
Weighted-average shares used in computing basic earnings per share	121.4	124.0
Diluted earnings per common share:
Net income attributable to Equifax	$1.44	$1.39
Weighted-average shares used in computing diluted earnings per share	122.3	125.1
Dividends per common share	$0.50	$0.39

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
	2025	2024
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$6,074.5	$5,681.1
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	2,645.6	2,518.7
Selling, general and administrative expenses	1,614.2	1,450.5
Depreciation and amortization	719.5	669.8
Total operating expenses	4,979.3	4,639.0
Operating income	1,095.2	1,042.1
Interest expense	(212.3)	(229.1)
Other income (expense), net	12.0	(2.5)
Consolidated income before income taxes	894.9	810.5
Provision for income taxes	(230.6)	(203.2)
Consolidated income from continuing operations	664.3	607.3
Less: Net income attributable to noncontrolling interests including redeemable noncontrolling interests	(4.0)	(3.2)
Net income attributable to Equifax	$660.3	$604.1
Basic earnings per common share:
Net income attributable to Equifax	$5.36	$4.88
Weighted-average shares used in computing basic earnings per share	123.2	123.8
Diluted earnings per common share:
Net income attributable to Equifax	$5.32	$4.84
Weighted-average shares used in computing diluted earnings per share	124.1	124.9
Dividends per common share	$1.89	$1.56

EQUIFAX INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
	2025	2024
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$180.8	$169.9
Trade accounts receivable, net of allowance for doubtful accounts of $20.2 and $16.9 at December 31, 2025 and 2024, respectively	1,012.7	957.6
Prepaid expenses	144.2	134.9
Other current assets	74.5	98.2
Total current assets	1,412.2	1,360.6
Property and equipment:
Capitalized internal-use software and system costs	3,098.2	2,817.5
Data processing equipment and furniture	239.3	229.6
Land, buildings and improvements	299.6	285.0
Total property and equipment	3,637.1	3,332.1
Less accumulated depreciation and amortization	(1,704.7)	(1,440.2)
Total property and equipment, net	1,932.4	1,891.9
Goodwill	6,745.7	6,547.8
Indefinite-lived intangible assets	94.8	94.7
Purchased intangible assets, net	1,331.3	1,521.0
Other assets, net	347.8	343.4
Total assets	$11,864.2	$11,759.4
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$1,038.0	$687.7
Accounts payable	206.4	138.2
Accrued expenses	276.3	251.1
Accrued salaries and bonuses	286.1	215.8
Deferred revenue	101.2	115.5
Other current liabilities	427.4	403.2
Total current liabilities	2,335.4	1,811.5
Long-term debt	4,055.3	4,322.8
Deferred income tax liabilities, net	390.8	351.6
Long-term pension and other postretirement benefit liabilities	103.4	106.7
Other long-term liabilities	241.1	247.2
Total liabilities	7,126.0	6,839.8
Redeemable noncontrolling interests	114.4	105.2
Equifax shareholders’ equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at December 31, 2025 and 2024; Outstanding shares - 120.4 and 124.0 at December 31, 2025 and 2024, respectively	236.6	236.6
Paid-in capital	2,023.4	1,915.2
Retained earnings	6,445.1	6,018.6
Accumulated other comprehensive loss	(517.1)	(722.7)
Treasury stock, at cost, 68.3 shares and 64.7 shares at December 31, 2025 and 2024, respectively	(3,577.8)	(2,644.9)
Stock held by employee benefits trusts, at cost, 0.6 shares at December 31, 2025 and 2024	(5.9)	(5.9)
Total Equifax shareholders’ equity	4,604.3	4,796.9
Noncontrolling interests	19.5	17.5
Total shareholders’ equity	4,623.8	4,814.4
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$11,864.2	$11,759.4

EQUIFAX INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2025	2024
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$664.3	$607.3
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	726.9	680.6
Stock-based compensation expense	78.4	81.6
Deferred income taxes	30.2	(66.9)
Gain on sale of equity investment	(1.2)	—
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(40.9)	(66.3)
Other assets, current and long-term	42.6	(29.5)
Current and long-term liabilities, excluding debt	115.4	117.7
Cash provided by operating activities	1,615.7	1,324.5
Investing activities:
Capital expenditures	(481.4)	(511.5)
Acquisitions, net of cash acquired	(74.1)	—
Cash received from divestitures	1.2	—
Cash used in investing activities	(554.3)	(511.5)
Financing activities:
Net short-term borrowings	474.7	91.2
Payments on long-term debt	(400.2)	(1,445.6)
Proceeds from issuance of long-term debt	1.7	649.8
Treasury stock purchases	(927.5)	—
Dividends paid to Equifax shareholders	(232.8)	(193.2)
Distributions paid to noncontrolling interests	(6.1)	(4.6)
Proceeds from exercise of stock options and employee stock purchase plan	46.4	78.2
Payment of taxes related to settlement of equity awards	(15.0)	(16.8)
Purchase of redeemable noncontrolling interests	(0.9)	—
Debt issuance costs	—	(5.4)
Cash used in financing activities	(1,059.7)	(846.4)
Effect of foreign currency exchange rates on cash and cash equivalents	9.2	(13.5)
Increase (decrease) in cash and cash equivalents	10.9	(46.9)
Cash and cash equivalents, beginning of period	169.9	216.8
Cash and cash equivalents, end of period	$180.8	$169.9

Common Questions & Answers (Unaudited)
(Dollars in millions)

1. Can you provide a further analysis of operating revenue for the fourth quarter and the full year by operating segment?

Operating revenue consists of the following components:

(In millions)	Three Months Ended December 31,
					Local Currency	Organic Local Currency
Operating revenue:	2025	2024	$ Change	% Change	% Change (1)	% Change (2)
Verification Services	$557.0	$504.7	$52.3	10%		10%
Employer Services	95.2	93.4	1.8	2%		2%
Total Workforce Solutions	652.2	598.1	54.1	9%		9%
Online Information Solutions (3)	447.9	395.0	52.9	13%		13%
Financial Marketing Services	79.0	77.5	1.5	2%		2%
Total U.S. Information Solutions	526.9	472.5	54.4	12%		12%
Latin America	107.5	99.9	7.6	8%	6%	6%
Europe	108.7	99.8	8.9	9%	4%	4%
Asia Pacific	87.2	84.0	3.2	4%	4%	4%
Canada	68.1	65.1	3.0	5%	4%	4%
Total International	371.5	348.8	22.7	7%	5%	5%
Total operating revenue	$1,550.6	$1,419.4	$131.2	9%	9%	9%

(In millions)	Twelve Months Ended December 31,
					Local Currency	Organic Local Currency
Operating revenue:	2025	2024	$ Change	% Change	% Change (1)	% Change (2)
Verification Services	$2,179.8	$2,021.9	$157.9	8%		8%
Employer Services	402.5	411.9	(9.4)	(2)%		(2)%
Total Workforce Solutions	2,582.3	2,433.8	148.5	6%		6%
Online Information Solutions (3)	1,821.4	1,650.6	170.8	10%		10%
Financial Marketing Services	257.1	242.4	14.7	6%		6%
Total U.S. Information Solutions	2,078.5	1,893.0	185.5	10%		10%
Latin America	403.4	384.9	18.5	5%	10%	10%
Europe	396.7	369.2	27.5	7%	4%	4%
Asia Pacific	342.3	335.4	6.9	2%	5%	5%
Canada	271.3	264.8	6.5	2%	4%	4%
Total International	1,413.7	1,354.3	59.4	4%	6%	6%
Total operating revenue	$6,074.5	$5,681.1	$393.4	7%	7%	7%

(1)Local currency revenue change is calculated by conforming 2025 results using 2024 exchange rates.

(2)Organic local currency revenue growth is defined as local currency revenue growth, adjusted to reflect an increase in prior year Equifax revenue from the revenue of acquired companies in the prior year period. This adjustment is made for 12 months following the acquisition.

(3)Prior to the first quarter of 2025, Mortgage Solutions was historically reported separately from Online Information Solutions. Beginning in 2025, Mortgage Solutions results are included in Online Information Solutions within the U.S. Information Solutions operating segment. The change has been applied retrospectively for all periods presented within this earnings release.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.   Reconciliation of net income attributable to Equifax to adjusted net income attributable to Equifax and adjusted diluted EPS attributable to Equifax, defined as net income and EPS, respectively, each adjusted for acquisition-related amortization expense of certain acquired intangibles, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, gain on sale of equity investment, pension mark-to-market fair value adjustment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, realignment of resources and other costs, income tax effect of stock awards recognized upon vesting or settlement, Argentina highly inflationary foreign currency adjustment, reversal of a valuation allowance for certain deferred tax assets, legal settlement, antitrust litigation costs and aggregated tax impact of these adjustments:

	Three Months Ended December 31,
(In millions, except per share amounts)	2025	2024	$ Change	% Change
Net income attributable to Equifax	$175.8	$174.0	$1.8	1%
Acquisition-related amortization expense of certain acquired intangibles (1)	62.6	64.1	(1.5)	(2)%
Accrual for legal and regulatory matters related to the 2017 cybersecurity incident (2)	0.3	0.1	0.2	nm
Gain on sale of equity investment (3)	(0.3)	—	(0.3)	nm
Pension mark-to-market fair value adjustment (4)	(0.6)	11.6	(12.2)	nm
Foreign currency impact of certain intercompany loans (5)	0.1	0.3	(0.2)	(67)%
Acquisition-related costs other than acquisition amortization (6)	8.5	20.0	(11.5)	(58)%
Realignment of resources and other costs (7)	—	6.4	(6.4)	nm
Income tax effects of stock awards that are recognized upon vesting or settlement (8)	(0.4)	(0.6)	0.2	(33)%
Argentina highly inflationary foreign currency adjustment (9)	0.9	0.6	0.3	50%
Reversal of valuation allowance for certain deferred tax assets (10)	—	(4.6)	4.6	nm
Legal Settlement (11)	30.0	15.0	15.0	100%
Antitrust litigation costs (12)	1.2	—	1.2	nm
Tax impact of adjustments (13)	(23.1)	(22.0)	(1.1)	5%
Adjusted net income attributable to Equifax	$255.0	$264.9	$(9.9)	(4)%
Adjusted diluted EPS attributable to Equifax	$2.09	$2.12	$(0.03)	(1)%
Weighted-average shares used in computing diluted EPS	122.3	125.1

	Twelve Months Ended December 31,
(In millions, except per share amounts)	2025	2024	$ Change	% Change
Net income attributable to Equifax	$660.3	$604.1	$56.2	9%
Acquisition-related amortization expense of certain acquired intangibles (1)	250.2	261.1	(10.9)	(4)%
Accrual for legal and regulatory matters related to the 2017 cybersecurity incident (2)	1.0	0.3	0.7	nm
Gain on sale of equity investment (3)	(1.2)	—	(1.2)	nm
Pension mark-to-market fair value adjustment (4)	(0.6)	11.6	(12.2)	nm
Foreign currency impact of certain intercompany loans (5)	(0.3)	0.4	(0.7)	nm
Acquisition-related costs other than acquisition amortization (6)	35.0	68.4	(33.4)	(49)%
Realignment of resources and other costs (7)	49.9	48.0	1.9	4%
Income tax effects of stock awards that are recognized upon vesting or settlement (8)	(2.4)	(8.2)	5.8	(71)%
Argentina highly inflationary foreign currency adjustment (9)	3.3	1.1	2.2	nm
Reversal of valuation allowance for certain deferred tax assets (10)	—	(4.6)	4.6	nm
Legal Settlement (11)	30.0	15.0	15.0	100%
Antitrust litigation costs (12)	5.4	—	5.4	nm
Tax impact of adjustments (13)	(81.4)	(87.1)	5.7	(7)%
Adjusted net income attributable to Equifax	$949.2	$910.1	$39.1	4%
Adjusted diluted EPS attributable to Equifax	$7.65	$7.29	$0.36	5%
Weighted-average shares used in computing diluted EPS	124.1	124.9

nm - not meaningful

(1)During the fourth quarter of 2025, we recorded acquisition-related amortization expense of certain acquired intangibles of $62.6 million ($50.1 million, net of tax). We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the significant cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. The $12.5 million of tax is comprised of $16.6 million of tax expense, net of $4.1 million of a cash income tax benefit. During the fourth quarter of 2024, we recorded acquisition-related amortization expense of certain acquired intangibles of $64.1 million ($51.0 million, net of tax). The $13.1 million of tax is comprised of $17.2 million of tax expense, net of $4.1 million of a cash income tax benefit.

For the year ended December 31, 2025, we recorded acquisition-related amortization expense of certain acquired intangibles of $250.2 million ($200.2 million, net of tax). The $50.0 million of tax is comprised of $66.2 million of tax expense, net of $16.2 million of a cash income tax benefit. For the year ended December 31, 2024, we recorded acquisition-related amortization expense of certain acquired intangibles of $261.1 million ($207.5 million, net of tax). The $53.6 million of tax is comprised of $70.0 million of tax expense, net of $16.4 million of a cash income tax benefit. See the Notes to this reconciliation for additional detail.

(2)During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.3 million and $1.0 million ($0.9 million, net of tax), respectively. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.1 million and $0.3 million ($0.2 million, net of tax), respectively. See the Notes to this reconciliation for additional detail.

(3)During the fourth quarter of 2025 and the year ended December 2025, we recorded a gain on sale of equity investments of $0.3 million and $1.2 million ($0.7 million, net of tax), respectively. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(4)During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a gain of $0.6 million ($0.6 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a loss of $11.6 million ($8.7 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. See the Notes to this reconciliation for additional detail.

(5)During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a foreign currency loss of $0.1 million and a foreign currency gain of $0.3 million on certain intercompany loans, respectively. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a foreign currency loss of $0.3 million and $0.4 million, respectively, related to certain intercompany loans. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(6)During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded $8.5 million ($5.6 million, net of tax) and $35.0 million ($24.4 million, net of tax), respectively, for acquisition-related costs other than acquisition amortization. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded $20.0 million ($15.8 million, net of tax) and $68.4 million ($51.8 million, net of tax), respectively, for acquisition-related costs other than acquisition amortization. These costs primarily related to integration costs resulting from recent acquisition activity and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(7)During the year ended December 31, 2025, we recorded $49.9 million ($37.4 million, net of tax) of restructuring charges for the realignment of resources and other costs, which predominantly relate to the reduction of headcount to support the Company's global strategic objectives. During the fourth quarter of 2024, we recorded $6.4 million ($4.6 million, net of tax) of restructuring charges primarily related to contract terminations. For the year ended December 31, 2024, we recorded $48.0 million ($34.1 million, net of tax) of restructuring charges related to the realignment of resources and other costs. These restructuring charges predominantly related to our ongoing efforts toward completion of our technology transformation in order to support the Company's strategic objectives. See the Notes to this reconciliation for additional detail.

(8)During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a tax benefit of $0.4 million and $2.4 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a tax benefit of $0.6 million and $8.2 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. See the Notes to this reconciliation for additional detail.

(9)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a foreign currency loss of $0.9 million and $3.3 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a foreign currency loss of $0.6 million and $1.1 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(10)During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a full reversal of a valuation allowance for certain deferred tax assets of $4.6 million that was initially recorded in 2020. See the Notes to this reconciliation for additional detail.

(11)During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a $30.0 million ($22.6 million, net of tax) charge for a settlement associated with the resolution of inquiry disputes related claims. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a $15.0 million charge for a settlement associated with the resolution of a matter with the Consumer Financial Protection Bureau (“CFPB”). See the Notes to this reconciliation for additional detail.

(12)During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded costs related to antitrust litigation pertaining to our Workforce Solutions business unit in the amount of $1.2 million ($0.9 million, net of tax) and $5.4 million ($4.1 million, net of tax), respectively. See the Notes to this reconciliation for additional detail.

(13)During the fourth quarter of 2025, we recorded the tax impact of adjustments of $23.1 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $12.5 million ($16.6 million of tax expense, net of $4.1 million of a cash income tax benefit), (ii) a tax adjustment of $2.9 million related to acquisition-related costs other than acquisition amortization, (iii) a tax adjustment of $7.4 million related to an accrual for a settlement associated with the resolution of inquiry disputes related claims and (iv) a tax adjustment of $0.3 million related to antitrust litigation costs. During the fourth quarter of 2024, we recorded the tax impact of adjustments of $22.0 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $13.1 million ($17.2 million of tax expense, net of $4.1 million of a cash income tax benefit), (ii) a tax adjustment of $2.9 million related to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans, (iii) a tax adjustment of $4.2 million related to acquisition-related costs other than acquisition amortization, and (iv) a tax adjustment of $1.8 million related to the realignment of resources and other costs.

For the year ended December 31, 2025, we recorded the tax impact of adjustments of $81.4 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $50.0 million ($66.2 million of tax expense, net of $16.2 million of a cash income tax benefit), (ii) a tax adjustment of $0.1 million related to an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, (iii) a tax adjustment of $0.5 million related to the gain on sale of equity investments, (iv) a tax adjustment of $10.6 million related to acquisition-related costs other than acquisition amortization, (v) a tax adjustment of $12.5 million related to the realignment of resources and other costs, (vi) a tax adjustment of $7.4 million related to an accrual for a settlement associated with the resolution of inquiry disputes related claims and (vii) a tax adjustment of $1.3 million related to antitrust litigation costs. For the year ended December 31, 2024, we recorded the tax impact of adjustments of $87.1 million comprised of (i) acquisition-related amortization expense of certain acquired intangibles of $53.6 million ($70.0 million of tax expense, net of $16.4 million of a cash income tax benefit), (ii) a tax adjustment of $0.1 million related to an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, (iii) a tax adjustment of $2.9 million related to to the fourth quarter mark-to-market fair value adjustment of our pension and postretirement benefit plans, (iv) a tax adjustment of $16.6 million related to acquisition-related costs other than acquisition amortization, and (v) a tax adjustment of $13.9 million related to the realignment of resources and other costs.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

B. Reconciliation of net income attributable to Equifax to adjusted EBITDA, defined as net income excluding income taxes, interest expense, net, depreciation and amortization expense, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, gain on sale of equity investment, pension mark-to-market fair value adjustment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, realignment of resources and other costs, Argentina highly inflationary foreign currency adjustment, legal settlement, antitrust litigation costs and presentation of adjusted EBITDA margin:

	Three Months Ended December 31,
(In millions)	2025	2024	$ Change	% Change
Revenue	$1,550.6	$1,419.4	$131.2	9%
Net income attributable to Equifax	$175.8	$174.0	$1.8	1%
Income taxes	56.5	52.2	4.3	8%
Interest expense, net*	51.5	50.1	1.4	3%
Depreciation and amortization	184.3	171.6	12.7	7%
Accrual for legal and regulatory matters related to 2017 cybersecurity incident (1)	0.3	0.1	0.2	nm
Gain on sale of equity investment (2)	(0.3)	—	(0.3)	nm
Pension mark-to-market fair value adjustment (3)	(0.6)	11.6	(12.2)	nm
Foreign currency impact of certain intercompany loans (4)	0.1	0.3	(0.2)	(67)%
Acquisition-related costs other than acquisition amortization (5)	8.5	20.0	(11.5)	(58)%
Realignment of resources and other costs (6)	—	6.4	(6.4)	nm
Argentina highly inflationary foreign currency adjustment (7)	0.9	0.6	0.3	50%
Legal Settlement (8)	30.0	15.0	15.0	100%
Antitrust litigation costs (9)	1.2	—	1.2	nm
Adjusted EBITDA, excluding the items listed above	$508.2	$501.9	$6.3	1%
Adjusted EBITDA margin	32.8%	35.4%

	Twelve Months Ended December 31,
(In millions)	2025	2024	$ Change	% Change
Revenue	$6,074.5	$5,681.1	$393.4	7%
Net income attributable to Equifax	$660.3	$604.1	$56.2	9%
Income taxes	230.6	203.2	27.4	13%
Interest expense, net*	202.4	214.2	(11.8)	(6)%
Depreciation and amortization	719.5	669.8	49.7	7%
Accrual for legal and regulatory matters related to 2017 cybersecurity incident (1)	1.0	0.3	0.7	nm
Gain on sale of equity investment (2)	(1.2)	—	(1.2)	nm
Pension mark-to-market fair value adjustment (3)	(0.6)	11.6	(12.2)	nm
Foreign currency impact of certain intercompany loans (4)	(0.3)	0.4	(0.7)	nm
Acquisition-related costs other than acquisition amortization (5)	35.0	68.4	(33.4)	(49)%
Realignment of resources and other costs (6)	49.9	48.0	1.9	4%
Argentina highly inflationary foreign currency adjustment (7)	3..3	1.1	2.2	nm
Legal Settlement (8)	30.0	15.0	15.0	100%
Antitrust litigation costs (9)	5.4	—	5.4	nm
Adjusted EBITDA, excluding the items listed above	$1,935.3	$1,836.1	$99.2	5%
Adjusted EBITDA margin	31.9%	32.3%

nm - not meaningful

*Excludes interest income of $2.6 million and $5.7 million for the fourth quarter of 2025 and 2024, respectively. Also, excludes interest income of $9.9 million and $14.9 million for the years ended December 31, 2025 and 2024, respectively.

(1)During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.3 million and $1.0 million ($0.9 million, net of tax), respectively. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.1 million and $0.3 million ($0.2 million, net of tax), respectively. See the Notes to this reconciliation for additional detail.

(2)During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a gain on sale of equity investments of $0.3 million and $1.2 million ($0.7 million, net of tax), respectively. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.
(3)During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a gain of $0.6 million ($0.6 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a loss of $11.6 million ($8.7 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. See the Notes to this reconciliation for additional detail.

(4)During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a foreign currency loss of $0.1 million and a foreign currency gain of $0.3 million on certain intercompany loans, respectively. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a foreign currency loss of $0.3 million and $0.4 million, respectively, related to certain intercompany loans. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. See the Notes to this reconciliation for additional detail.

(5)During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded $8.5 million ($5.6 million, net of tax) and $35.0 million ($24.4 million, net of tax), respectively, for acquisition-related costs other than acquisition amortization. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded $20.0 million ($15.8 million, net of tax) and $68.4 million ($51.8 million, net of tax), respectively, for acquisition-related costs other than acquisition amortization. These costs primarily related to integration costs resulting from recent acquisition activity and were recorded in operating income. See the Notes to this reconciliation for additional detail.

(6)During the year ended December 31, 2025, we recorded $49.9 million ($37.4 million, net of tax) of restructuring charges for the realignment of resources and other costs, which predominantly relate to the reduction of headcount to support the Company's global strategic objectives. During the fourth quarter of 2024, we recorded $6.4 million ($4.6 million, net of tax) of restructuring charges primarily related to contract terminations. For the year ended December 31, 2024, we recorded $48.0 million ($34.1 million, net of tax) of restructuring charges related to the realignment of resources and other costs. These restructuring charges predominantly related to our ongoing efforts toward completion of our technology transformation in order to support the Company's strategic objectives. See the Notes to this reconciliation for additional detail.

(7)Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a foreign currency loss of $0.9 million and $3.3 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a foreign currency loss of $0.6 million and $1.1 million, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. See the Notes to this reconciliation for additional detail.

(8)During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a $30.0 million ($22.6 million, net of tax) charge for a settlement associated with the resolution of inquiry disputes related claims. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a $15.0 million charge for a settlement associated with the resolution of a matter with the CFPB. See the Notes to this reconciliation for additional detail.

(9)During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded costs related to antitrust litigation pertaining to our Workforce Solutions business unit in the amount of $1.2 million ($0.9 million, net of tax) and $5.4 million ($4.1 million, net of tax), respectively. See the Notes to this reconciliation for additional detail.

C. Reconciliation of operating income by segment to Adjusted EBITDA, excluding depreciation and amortization expense, other income, net, noncontrolling interest, accrual for legal and regulatory matters related to the 2017 cybersecurity incident, gain on sale of equity investment, pension mark-to-market fair value adjustment, foreign currency impact of certain intercompany loans, acquisition-related costs other than acquisition amortization, realignment of resources and other costs, Argentina highly inflationary foreign currency adjustment, legal settlement, antitrust litigation costs and presentation of adjusted EBITDA margin for each of the segments:

(In millions)	Three Months Ended December 31, 2025
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$652.2	$526.9	$371.5	—	$1,550.6
Operating income	285.5	128.3	60.8	(190.4)	284.2
Depreciation and amortization	47.7	62.5	48.9	25.2	184.3
Other income (expense), net*	0.4	0.4	0.5	(1.1)	0.2
Noncontrolling interest	—	—	(0.6)	—	(0.6)
Adjustments (1)	0.9	—	7.6	31.6	40.1
Adjusted EBITDA	$334.5	$191.2	$117.2	$(134.7)	$508.2
Operating margin	43.8%	24.4%	16.4%	nm	18.3%
Adjusted EBITDA margin	51.3%	36.3%	31.6%	nm	32.8%

(In millions)	Twelve Months Ended December 31, 2025
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$2,582.3	$2,078.5	$1,413.7	—	$6,074.5
Operating income	1,141.5	475.2	182.5	(704.0)	1,095.2
Depreciation and amortization	184.3	251.3	186.7	97.2	719.5
Other income (expense), net*	0.3	2.1	3.7	(4.0)	2.1
Noncontrolling interest	—	—	(4.0)	—	(4.0)
Adjustments (1)	4.4	2.3	34.3	81.5	122.5
Adjusted EBITDA	$1,330.5	$730.9	$403.2	$(529.3)	$1,935.3
Operating margin	44.2%	22.9%	12.9%	nm	18.0%
Adjusted EBITDA margin	51.5%	35.2%	28.5%	nm	31.9%

*Excludes interest income of $2.6 million in the fourth quarter of 2025 and $9.9 million for the year ended December 31, 2025.

(In millions)	Three Months Ended December 31, 2024
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$598.1	$472.5	$348.8	—	$1,419.4
Operating income	257.9	115.1	60.8	(145.7)	288.1
Depreciation and amortization	44.8	62.7	44.6	19.5	171.6
Other expense, net*	—	—	(0.1)	(12.3)	(12.4)
Noncontrolling interest	—	—	0.6	—	0.6
Adjustments (2)	7.6	3.0	7.6	35.8	54.0
Adjusted EBITDA	$310.3	$180.8	$113.5	$(102.7)	$501.9
Operating margin	43.1%	24.4%	17.4%	nm	20.3%
Adjusted EBITDA margin	51.9%	38.3%	32.5%	nm	35.4%

(In millions)	Twelve Months Ended December 31, 2024
	Workforce Solutions	U.S. Information Solutions	International	General Corporate Expense	Total

Revenue	$2,433.8	$1,893.0	$1,354.3	—	$5,681.1
Operating income	1,053.3	404.4	181.2	(596.8)	1,042.1
Depreciation and amortization	178.4	237.3	176.0	78.1	669.8
Other income (expense), net*	—	0.2	2.0	(19.6)	(17.4)
Noncontrolling interest	—	—	(3.2)	—	(3.2)
Adjustments (2)	30.0	11.5	18.2	85.1	144.8
Adjusted EBITDA	$1,261.7	$653.4	$374.2	$(453.2)	$1,836.1
Operating margin	43.3%	21.4%	13.4%	nm	18.3%
Adjusted EBITDA margin	51.8%	34.5%	27.6%	nm	32.3%

*Excludes interest income of $5.7 million in the fourth quarter of 2024 and $14.9 million for the year ended December 31, 2024.

(1)During the fourth quarter of 2025, we recorded pre-tax expenses of $0.3 million for an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, a $0.3 million gain on sale of equity investment, a $0.6 million gain related to mark-to-market fair value adjustment of our pension and postretirement benefit plans, a $0.1 million foreign currency loss on certain intercompany loans, $8.5 million for acquisition-related costs other than acquisition amortization, a $0.9 million foreign currency loss related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy, a $30.0 million charge related to an accrual for a settlement associated with the resolution of inquiry disputes related claims and $1.2 million of antitrust litigation costs.

For the year ended December 31, 2025, we recorded $1.0 million for an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, a $1.2 million gain on sale of equity investment, a $0.6 million gain related to mark-to-market fair value adjustment of our pension and postretirement benefit plans, a $0.3 million foreign currency gain on certain intercompany loans, $35.0 million for acquisition-related costs other than acquisition amortization, $49.9 million of restructuring charges for the realignment of resources and other costs, a foreign currency loss of $3.3 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy, a $30.0 million charge related to an accrual for a settlement associated with the resolution of inquiry disputes related claims and $5.4 million of antitrust litigation costs.

(2)During the fourth quarter of 2024, we recorded pre-tax expenses of $0.1 million for an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, an $11.6 million loss related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans, a $0.3 million foreign currency loss on certain intercompany loans, $20.0 million for acquisition-related costs other than acquisition amortization, $6.4 million of restructuring charges for the realignment of resources and other costs, a $0.6 million foreign currency loss related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy and a $15.0 million charge for a settlement associated with the resolution of a matter with the CFPB.

For the year ended December 31, 2024, we recorded $0.3 million for an accrual for legal and regulatory matters related to the 2017 cybersecurity incident, an $11.6 million loss related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans, a $0.4 million foreign currency loss on certain intercompany loans, $68.4 million for acquisition-related costs other than acquisition amortization, $48.0 million of restructuring charges for the realignment of resources and other costs, a foreign currency loss of $1.1 million related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy and a $15.0 million charge for a settlement associated with the resolution of a matter with the CFPB.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Diluted EPS attributable to Equifax is adjusted for the following items:

Acquisition-related amortization expense - During the fourth quarter of 2025 and 2024, we recorded acquisition-related amortization expense of certain acquired intangibles of $62.6 million ($50.1 million, net of tax) and $64.1 million ($51.0 million, net of tax), respectively. For the years ended December 31, 2025 and 2024, we recorded acquisition-related amortization expense of certain acquired intangibles of $250.2 million ($200.2 million, net of tax) and $261.1 million ($207.5 million, net of tax), respectively. We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles. These financial measures are not prepared in conformity with GAAP. Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Accrual for legal and regulatory matters related to the 2017 cybersecurity incident - Accrual for legal and regulatory matters related to the 2017 cybersecurity incident includes legal fees to respond to subsequent litigation and government investigations for the periods presented. During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.3 million and $1.0 million ($0.9 million, net of tax), respectively. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded an accrual for legal and regulatory matters related to the 2017 cybersecurity incident of $0.1 million and $0.3 million ($0.2 million, net of tax), respectively. Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Gain on sale of equity investment - During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a gain on sale of equity investments of $0.3 million and $1.2 million ($0.7 million, net of tax), respectively. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2025, since the non-operating gains are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Pension mark-to-market fair value adjustment - We utilize a mark-to-market method of accounting for recognizing actuarial gains and losses and expected return on plan assets for our defined benefit pension and other postretirement benefit plans. Under our accounting methodology for recognizing actuarial gains and losses and expected return on plan assets for our defined benefit pension and other postretirement benefit plans, remeasurement of projected benefit obligation and plan assets are immediately recognized in earnings through net periodic benefit cost within Other Income (Expense), net on the Consolidated Statements of Income, with pension and postretirement plans to be remeasured annually in the fourth quarter, or on an interim basis as triggering events require remeasurement. During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a gain of $0.6 million ($0.6 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a loss of $11.6 million ($8.7 million, net of tax) related to the mark-to-market fair value adjustment of our pension and postretirement benefit plans. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results, since the non-operating gains and losses are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Foreign currency impact of certain intercompany loans - During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a foreign currency loss of $0.1 million and a foreign currency gain of $0.3 million on certain intercompany loans, respectively. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a foreign currency loss of $0.3 million and $0.4 million, respectively, related to certain intercompany loans. The impact was recorded to the Other Income (Expense), net line item within the Consolidated Statements of Income. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Acquisition-related costs other than acquisition amortization - During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded $8.5 million ($5.6 million, net of tax) and $35.0 million ($24.4 million, net of tax), respectively, for acquisition-related costs other than acquisition amortization. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded $20.0 million ($15.8 million, net of tax) and $68.4 million ($51.8 million, net of tax), respectively, for acquisition-related costs other than acquisition amortization. These costs primarily related to transaction and integration costs resulting from recent acquisitions and were recorded in operating income. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting, and analyzing future periods.

Charge related to the realignment of resources and other costs - During the year ended December 31, 2025, we recorded $49.9 million ($37.4 million, net of tax) of restructuring charges for the realignment of resources and other costs, which predominantly relate to the reduction of headcount to support the Company's global strategic objectives. During the fourth quarter of 2024, we recorded $6.4 million ($4.6 million, net of tax) of restructuring charges primarily related to contract terminations. For the year ended December 31, 2024, we recorded $48.0 million ($34.1 million, net of tax) of restructuring charges related to the realignment of resources and other costs. These restructuring charges predominantly related to our ongoing efforts toward completion of our technology transformation in order to support the Company's strategic objectives. Management believes excluding these charges from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2025 and 2024, since the charges are not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Income tax effects of stock awards that are recognized upon vesting or settlement - During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a tax benefit of $0.4 million and $2.4 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a tax benefit of $0.6 million and $8.2 million, respectively, related to the tax effects of deductions for stock compensation in excess of amounts recorded for compensation costs. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2025, as compared to the corresponding periods in 2024, because these amounts are non-operating and relate to income tax benefits or deficiencies for stock awards recognized when tax amounts differ from recognized stock compensation cost. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Argentina highly inflationary foreign currency adjustment - Argentina experienced multiple periods of increasing inflation rates, devaluation of the peso, and increasing borrowing rates. As such, Argentina was deemed a highly inflationary economy by accounting policymakers. During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a $0.9 million and a $3.3 million foreign currency loss, respectively, related to the impact of remeasuring the peso denominated monetary assets and liabilities as a result of Argentina being a highly inflationary economy. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a foreign currency loss of $0.6 million and $1.1 million, respectively. Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Reversal of a valuation allowance for certain deferred tax assets - During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a full reversal of a valuation allowance for certain deferred tax assets of $4.6 million. The valuation allowance was initially recorded in the first quarter of 2020 for deferred tax assets where the benefit was not expected to be realized. In the fourth quarter of 2024, we determined the benefit is expected to be realized for the deferred tax assets and therefore we fully reversed the valuation allowance initially recorded. The tax effect of the initial valuation allowance recorded was excluded from financial results in the first quarter of 2020, and therefore the tax effect of the reversal of the valuation allowance has been excluded from financial results in the fourth quarter of 2024. Management believes excluding this tax effect from financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2024 because this amount is not comparable among the periods. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Legal settlement - During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded a $30.0 million ($22.6 million, net of tax) charge for a settlement associated with the resolution of inquiry disputes related claims. During the fourth quarter of 2024 and the year ended December 31, 2024, we recorded a $15.0 million charge for a settlement associated with the resolution of a matter with the CFPB. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2025 and 2024, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Antitrust litigation costs - Antitrust litigation costs include legal fees to respond to antitrust litigation pertaining to our Workforce Solutions business unit. During the fourth quarter of 2025 and the year ended December 31, 2025, we recorded costs related to antitrust litigation pertaining to our Workforce Solutions business unit in the amount of $1.2 million ($0.9 million, net of tax) and $5.4 million ($4.1 million, net of tax), respectively. Management believes excluding these charges is useful as it allows investors to evaluate our performance for different periods on a more comparable basis, as these legal matters are outside of the normal course of Equifax’s continuing business operations. Management makes these adjustments to net income when measuring profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Adjusted EBITDA and EBITDA margin - Management defines adjusted EBITDA as consolidated net income attributable to Equifax plus net interest expense, income taxes, depreciation and amortization, and also excludes certain one-time items. Management believes the use of adjusted EBITDA and adjusted EBITDA margin allows investors to evaluate our performance for different periods on a more comparable basis.